UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 14, 2016
RealPage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2201 Lakeside Blvd. Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 820-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 14, 2016, Steve Winn, Chairman, President and CEO of RealPage, Inc. (“RealPage”), and affiliates of Mr. Winn amended their pre-arranged stock trading plan which was previously adopted on June 14, 2016 in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and RealPage’s policies regarding transactions related to its stock (the “Trading Plan”).

The Trading Plan was adopted to enable Mr. Winn and his affiliates to sell a portion of their RealPage common stock over time as part of Mr. Winn’s long-term strategy for asset diversification and liquidity. The amendment to the Trading Plan provides for Mr. Winn and his affiliates to sell additional shares of RealPage common stock beginning in March 2017, as a part of this long-term strategy. The amendment does not impact any trades which may occur under the Trading Plan prior to March 2017. The transactions under the Trading Plan, as amended, will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission. Utilizing this type of trading plan, Mr. Winn can continue to gradually diversify his investment portfolio, spreading stock trades out over an extended period of time and reducing market impact. In addition, as a result of being established in advance of a potential trade, the Rule 10b5-1 trading plan helps avoid concerns as to whether Mr. Winn or his affiliates had material, non-public information when a decision is made to sell stock.

As of the date hereof, Mr. Winn and his affiliates currently hold 23,647,094 shares of common stock of RealPage, Inc., which include 275,000 stock options exercisable by Mr. Winn within 60 days of December 14, 2016 and 896,675 shares of restricted stock subject to forfeiture to RealPage, and which represents in total approximately 29.25% of RealPage’s outstanding capital stock. Mr. Winn has informed the Company that he and his affiliates intend to sell approximately 1,780,000 shares under the Trading Plan, as amended, over the remaining nine months of the Trading Plan. If all sales under the amended Trading Plan are conducted, Mr. Winn and his affiliates will collectively retain approximately 92% of their current holdings of RealPage stock.

The information furnished in this Current Report on Form 8-K under Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealPage, Inc.
(Registrant)

December 15, 2016	/s/ David G. Monk
(Date)	David G. Monk Executive Vice President, Chief Legal Officer and Secretary